CONSENT OF EXPERT

We consent to the reference to the conclusions of our valuation report dated March 31, 2011 and to be named  in Amendment No. 11 to the Form S-1 Registration Statement (SEC File No. 333-170425) of Medgenics, Inc. for the registration of its securities.

s/s Financial Immunities Dealing Rooms Ltd.
FINANCIAL IMMUNITIES DEALING ROOMS LTD.

Ness Ziona, Israel
April 5, 2011